EXHIBIT 99.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 16th day of November, 2005.

AMONG:

TEXOLA ENERGY CORPORATION, a Nevada corporation with offices located at 4425 Cecile, Pierrefonds, Quebec, Canada H9K 1N1

(the “Vendor”)

AND:

RAYMOND LI, a resident of Quebec whose address is 4425 Cecile, Pierrefonds, Quebec, Canada H9K 1N1

AND:

SIMON AU, a resident of Ontario, whose address is 27 Kimberly Court, Richmond Hill, Ontario, Canada L4E 4C6

AND:

PATRICK FUNG, a resident of Ontario, whose address is Apt. 1908, 890 Mt. Pleasant Road, Toronto, Ontario M4P 2L4

(collectively the “Purchasers”)

WITNESSES THAT WHEREAS:

A.           The Vendor is the registered and beneficial owner of shares in the capital of Audiyo, Inc. (the “Company”), as described in Schedule “A” (the “Shares”); and

B.           The Vendor has agreed to sell and the Purchasers have agreed to purchase the Shares in consideration of the Purchasers returning any shares of common stock of the Vendor for cancellation and waiving and forgiving any outstanding amounts owed by the Vendor to the Purchasers (the “Outstanding Amounts”) and on the terms and conditions hereinafter set forth;

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree each with the others as follows:

1.	WARRANTIES AND REPRESENTATIONS

1.1          The Vendor warrants and represents to the Purchasers with the intent that the Purchasers will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

(a)

the Vendor is the registered and beneficial owner of the Shares and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of the Company other than the Shares;

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;
(c)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchasers; and

(d)

no person, firm, corporation or entity of any kind has or will have on or after the Closing Date any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

(i)

to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;
(iii)	to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or
(iv)	to purchase or otherwise acquire any shares in the capital of the Company.

1.2          The Purchasers warrant and represent to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale herein, the Purchasers have the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth.

2.	PURCHASE AND SALE

2.1          On the basis of the warranties and representations of the Vendor set forth in clause 1.1 of this Agreement and subject to the terms and conditions of this Agreement, the Purchasers agree to purchase from the Vendor and the Vendor agrees to sell to the Purchasers the Shares on the Closing Date (hereinafter defined).

3.	CONSIDERATION

3.1                        As full and final payment for the Outstanding Amounts, the Vendor will transfer the Shares to the Purchasers and the Purchasers will accept the Shares as full and final payment of the Outstanding Amounts. The Purchasers hereby agree that upon transfer of the Shares by the Vendor in accordance with the provisions of this Agreement, the Outstanding Amounts will be fully satisfied and extinguished, and the Purchasers will remise, release and forever discharge the Vendor and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amounts.

4.	CLOSING DATE

4.1          The Closing Date is December 19, 2005 or such other date as the parties hereto may agree in writing.

5.	NOTICE

5.1          Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting, but if at the time of posting or between the time of posting and the fifth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.	GENERAL PROVISIONS
6.1	Time is of the essence of this Agreement.

6.2          The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

6.3          This Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

6.4          This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

6.5

This Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 16th day of November, 2005.

SOUND TECHNOLOGY INC.

Per:	/s/ Thornton Donaldson
Name: Thornton Donaldson
	Title:	Director

EXECUTED by RAYMOND LI in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Raymond Li RAYMOND LI

EXECUTED by SIMON AU in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Simon Au SIMON AU

EXECUTED by PATRICK FUNG in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Patrick Fung PATRICK FUNG

SCHEDULE "A"

Class of Shares	No. of Shares
Common Shares	100